Exhibit 23.3

PricewaterhouseCoopers


                                                      PricewaterhouseCoopers LLP
                                                      1177 Avenue of Americas
                                                      New York, NY  10036
                                                      Telephone (646)471 4000
                                                      Facsimile (646)471 4100













                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                    ---------



     We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of Mississippi Power Company's Series E 5.625% Senior Notes due May 1, 2033 of our report dated February 11, 2003 relating to the financial statements of XL Capital Assurance Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears as an exhibit in XL Capital Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.



     /s/PricewaterhouseCoopers LLP

     PricewaterhouseCoopers LLP



     New York, New York
     April 25, 2003






MAILING ADDRESS: PO BOX HM 1171, Hamilton, Bermuda HM EX.

A list of partners can be obtained from the above address